EXHIBIT J-2

                    VERMONT YANKEE NUCLEAR POWER CORPORATION
                                  BALANCE SHEET
                                   (UNAUDITED)
                                     ASSETS

                                                                                                                SEPTEMBER 30, 2001
                                                                                                                ------------------
UTILITY PLANT
      Electric plant, at cost                                                                                       429,812,170
      Less accumulated depreciation                                                                                 305,488,080
                                                                                                                ------------------
                                                                                                                    124,324,090
      Construction work in progress                                                                                   4,761,273
                                                                                                                ------------------
            Net electric plant                                                                                      129,085,363
                                                                                                                ------------------
      Nuclear fuel, at cost:
            Assemblies in reactor                                                                                    69,379,236
            Fuel in stock                                                                                               648,728
            Fuel in process                                                                                                   0
            Spent fuel                                                                                              386,030,125
                                                                                                                ------------------
                                                                                                                    456,058,089
      Less accumulated amortization of nuclear fuel                                                                 435,121,800
                                                                                                                ------------------
            Net nuclear fuel                                                                                         20,936,289
                                                                                                                ------------------
               Net utility plant                                                                                    150,021,652
                                                                                                                ------------------

LONG-TERM INVESTMENTS, at book value
      Decommissioning trust                                                                                         268,590,340
      Spent fuel disposal fee defeasance trust                                                                      113,320,856
                                                                                                                ------------------
               Total long-term investments                                                                          381,911,196
                                                                                                                ------------------

CURRENT ASSETS
      Cash and cash equivalents                                                                                         555,088
      Accounts receivable from sponsors                                                                              11,884,569
      Other accounts receivable                                                                                       2,053,925
      Materials and supplies, net of amortization                                                                    16,406,532
      Prepaid expenses                                                                                                2,999,452
                                                                                                                ------------------
               Total current assets                                                                                  33,899,566
                                                                                                                ------------------

DEFERRED CHARGES
      Deferred decommissioning costs                                                                                 57,269,933
      Accumulated deferred income taxes                                                                              39,189,007
      Deferred DOE enrichment site decontamination and decommissioning fee                                            7,535,951
      Deferred low-level waste facility expenses                                                                     25,830,233
      Net unamortized loss on reacquired debt                                                                         1,469,986
      Design basis documentation costs                                                                               16,764,965
      Other deferred charges                                                                                          6,910,757
                                                                                                                ------------------
               Total deferred charges                                                                               154,970,832
                                                                                                                ------------------
                                                                                                                    720,803,246
                                                                                                                ==================


                                     J-2-1

                         CAPITALIZATION AND LIABILITIES

                                                                                                                 SEPTEMBER 30, 2001
                                                                                                                 ------------------
CAPITALIZATION
COMMON STOCK, $100 par value
      Authorized 400,100 shares; issued 400,014
            shares of which 7,533 are held in Treasury                                                                 40,001,400
      Additional paid-in capital                                                                                       14,226,318
      Treasury stock (7,533 shares at cost)                                                                           (1,129,950)
                                                                                                                 ------------------
      Retained earnings                                                                                                 1,344,885
                                                                                                                 ------------------
            Total common stock equity                                                                                  54,442,653
                                                                                                                 ------------------

LONG-TERM OBLIGATIONS
      First mortgage bonds, Series I 6.480%, 2009                                                                      59,591,000
                                                                                                                 ------------------

            Total capitalization                                                                                      114,033,653
                                                                                                                 ------------------

SPENT FUEL DISPOSAL FEE AND ACCRUED INTEREST                                                                          119,362,524
                                                                                                                 ------------------

CURRENT LIABILITIES
      Accounts payable                                                                                                  1,407,640
      Accrued expenses                                                                                                  8,107,084
      Accrued low-level waste expenses                                                                                  4,811,718
      Accrued interest                                                                                                  2,515,415
      Accrued taxes                                                                                                     4,116,569
      Current maturities of long-term debt                                                                              5,418,000
      Revolving credit agreement debt                                                                                  28,052,100
      Other accrued liabilities                                                                                         8,598,146
      Dividends declared                                                                                                        0
                                                                                                                 ------------------
            Total current liabilities                                                                                  63,026,672
                                                                                                                 ------------------

DEFERRED CREDITS AND OTHER LIABILITIES
      Accrued decommissioning costs                                                                                   342,668,048
      Accumulated deferred income taxes                                                                                33,691,778
      Net regulatory tax liability                                                                                      3,648,545
      Accumulated deferred investment tax credit                                                                        2,960,478
      Accumulated DOE enrichment site decontamination and decommissioning fee                                           6,279,959
      Accrued low-level waste facility expenses                                                                        23,226,380
      Accrued employee benefits                                                                                        11,905,209
                                                                                                                 ------------------
            Total deferred credits and other liabilities                                                              424,380,397
                                                                                                                 ------------------
                                                                                                                      720,803,246
                                                                                                                 ==================


                                     J-2-2